                                                                 EXHIBIT 10.15


                                   NETOBJECTS, INC.

                             MASTER DISTRIBUTOR AGREEMENT

                                  TABLE OF CONTENTS


                                                                        Page
1.   Definitions.. . . . . . . . . . . . . . . . . . . . . . . . . . .    1

     (a)  "Actual Sales Percentage". . . . . . . . . . . . . . . . . .    1
     (b)  "Adapted Documentation". . . . . . . . . . . . . . . . . . .    1
     (c)  "Confidential Information" . . . . . . . . . . . . . . . . .    1
     (d)  "Distributor". . . . . . . . . . . . . . . . . . . . . . . .    2
     (e)  "Distributor Sales". . . . . . . . . . . . . . . . . . . . .    2
     (f)  "Effective Date" . . . . . . . . . . . . . . . . . . . . . .    2
     (g)  "End-User License Agreement" . . . . . . . . . . . . . . . .    2
     (h)  "Golden Master". . . . . . . . . . . . . . . . . . . . . . .    2
     (i)  "Minimum Value". . . . . . . . . . . . . . . . . . . . . . .    2
     (j)  "NetObjects" . . . . . . . . . . . . . . . . . . . . . . . .    2
     (k)  "NetObjects Products". . . . . . . . . . . . . . . . . . . .    2
     (l)  "Packaging Specifications" . . . . . . . . . . . . . . . . .    2
     (m)  "Prior Agreement " . . . . . . . . . . . . . . . . . . . . .    3
     (n)  "Products" . . . . . . . . . . . . . . . . . . . . . . . . .    3
     (o)  "Stand-Alone Product". . . . . . . . . . . . . . . . . . . .    3
     (p)  "Suggested Resale Price" . . . . . . . . . . . . . . . . . .    3
     (q)  "Target Sales Percentage". . . . . . . . . . . . . . . . . .    3
     (r)  "Term" . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     (s)  "Territory". . . . . . . . . . . . . . . . . . . . . . . . .    3
     (t)  "US Street Price". . . . . . . . . . . . . . . . . . . . . .    3
     (u)  "Worldwide Sales". . . . . . . . . . . . . . . . . . . . . .    3

2.   Appointment as Authorized NetObjects Distributor. . . . . . . . .    3

     (a)  Exclusive Right to Distribute Stand-Alone Products . . . . .    3
     (b)  Non-Exclusive OEM Rights . . . . . . . . . . . . . . . . . .    4
     (c)  Nature of Distribution . . . . . . . . . . . . . . . . . . .    4
     (d)  Appointment of Subdistributors and Resellers.. . . . . . . .    4

3.   Adaptation for Local Market . . . . . . . . . . . . . . . . . . .    5

     (a)  Local Adaptation of NetObjects Fusion 2.0 Windows-TM-. . . .    5
     (b)  Local Adaptation of Other NetObjects Products. . . . . . . .    5

4.   Grant of License; Delivery of Golden Master and Adapted
     Documentation . . . . . . . . . . . . . . . . . . . . . . . . . .    5

     (a)  Grant of License.. . . . . . . . . . . . . . . . . . . . . .    5
     (b)  Delivery of Golden Master and Adapted Documentation. . . . .    5
     (c)  No Other License or Right. . . . . . . . . . . . . . . . . .    5

5.   Media; Packaging. . . . . . . . . . . . . . . . . . . . . . . . .    6



                                          i


                                  TABLE OF CONTENTS
                                     (continued)
                                                                        Page
6.   Technical Support.. . . . . . . . . . . . . . . . . . . . . . . .    6

     (a)  Pre- and Post-Sale Support; Technical Support. . . . . . . .    6
     (b)  Training.. . . . . . . . . . . . . . . . . . . . . . . . . .    6

7.   Acknowledgment of Obligation for Payment Under Prior
     Agreement; Pre-Payment of Royalty . . . . . . . . . . . . . . . .    6

     (a)  Payment for Distribution Rights. . . . . . . . . . . . . . .    6
     (b)  Royalty Pre-Payment. . . . . . . . . . . . . . . . . . . . .    7

8.   Royalty Payment; Independent Pricing by Distributor . . . . . . .    7

     (a)  Royalty Payment. . . . . . . . . . . . . . . . . . . . . . .    7
     (b)  Payment Terms. . . . . . . . . . . . . . . . . . . . . . . .    7
     (c)  No Set-off . . . . . . . . . . . . . . . . . . . . . . . . .    7
     (d)  Independent Pricing. . . . . . . . . . . . . . . . . . . . .    7

9.   Withholding Tax . . . . . . . . . . . . . . . . . . . . . . . . .    8

10.  Target Sales Percentage . . . . . . . . . . . . . . . . . . . . .    8

     (a)  Target Sales Percentage. . . . . . . . . . . . . . . . . . .    8
     (b)  Failing to Meet Target Sales Percentage. . . . . . . . . . .    8

11.  Inspections, Records and Reporting. . . . . . . . . . . . . . . .    9

     (a)  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     (b)  Notification . . . . . . . . . . . . . . . . . . . . . . . .    9
     (c)  Audits . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

12.  Promotional Activities Distributor. . . . . . . . . . . . . . . .    9

     (a)  Promotion Efforts; Failure to Perform. . . . . . . . . . . .    9
     (b)  Quarterly Marketing Plans. . . . . . . . . . . . . . . . . .    9
     (c)  Marketing Reports. . . . . . . . . . . . . . . . . . . . . .   10
     (d)  Distributor Personnel. . . . . . . . . . . . . . . . . . . .   10
     (e)  Technical Expertise. . . . . . . . . . . . . . . . . . . . .   10
     (f)  Distributor Covenants. . . . . . . . . . . . . . . . . . . .   10
     (g)  Compliance with Law. . . . . . . . . . . . . . . . . . . . .   10
     (h)  Governmental Approval. . . . . . . . . . . . . . . . . . . .   10
     (i)  Market Conditions. . . . . . . . . . . . . . . . . . . . . .   11
     (j)  Marketing Materials. . . . . . . . . . . . . . . . . . . . .   11
     (k)  Costs and Expenses . . . . . . . . . . . . . . . . . . . . .   11


                                          ii

                                  TABLE OF CONTENTS
                                     (continued)
                                                                        Page
13.  Promotional Activities of NetObjects. . . . . . . . . . . . . . .   11

     (a)  Marketing Manager. . . . . . . . . . . . . . . . . . . . . .   11
     (b)  Marketing Payments . . . . . . . . . . . . . . . . . . . . .   12

14.  Confidential Information. . . . . . . . . . . . . . . . . . . . .   12

     (a)  Confidential Information.. . . . . . . . . . . . . . . . . .   12
     (b)  Markings.. . . . . . . . . . . . . . . . . . . . . . . . . .   12
     (c)  Injunctive Relief. . . . . . . . . . . . . . . . . . . . . .   12


15.  Trademarks, Trade Names, Logos, Designations, and Copyrights. . .   12

     (a)  NetObjects Trademarks. . . . . . . . . . . . . . . . . . . .   12
     (b)  Distributor Does Not Acquire Proprietary Rights. . . . . . .   13
     (c)  No Continuing Rights . . . . . . . . . . . . . . . . . . . .   13

16.  No Assignment . . . . . . . . . . . . . . . . . . . . . . . . . .   13

17.  Duration and Termination of Agreement . . . . . . . . . . . . . .   13

     (a)  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     (b)  NetObjects Termination For Cause . . . . . . . . . . . . . .   13
     (c)  Distributor Termination For Cause. . . . . . . . . . . . . .   14
     (d)  Effect of Termination or Expiration. . . . . . . . . . . . .   14
     (e)  No Damages for Termination, Expiration or Lapse of
          Exclusive Rights . . . . . . . . . . . . . . . . . . . . . .   15
     (f)  Survival . . . . . . . . . . . . . . . . . . . . . . . . . .   15

18.  Relationship of the Parties . . . . . . . . . . . . . . . . . . .   15

19.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .   16

     (a)  Indemnification of Distributor . . . . . . . . . . . . . . .   16
     (b)  No Combination Claims. . . . . . . . . . . . . . . . . . . .   16
     (c)  Limitation . . . . . . . . . . . . . . . . . . . . . . . . .   16
     (d)  Indemnification of NetObjects. . . . . . . . . . . . . . . .   16

20.  Limited Warranty; Disclaimer of Warranties. . . . . . . . . . . .   17

     (a)  Limited Warranty . . . . . . . . . . . . . . . . . . . . . .   17
     (b)  Disclaimer of Warranties . . . . . . . . . . . . . . . . . .   17
     (c)  Distributor Warranty . . . . . . . . . . . . . . . . . . . .   17

21.  Limited Liability . . . . . . . . . . . . . . . . . . . . . . . .   17


                                         iii

                                  TABLE OF CONTENTS
                                     (continued)
                                                                        Page
22.  Entire Agreement; Superseding Effect. . . . . . . . . . . . . . .   18

23.  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

     (a)  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     (b)  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     (c)  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . .   18
     (d)  Execution of Agreement, Controlling Law, Jurisdiction. . . .   18
     (f)  Severability . . . . . . . . . . . . . . . . . . . . . . . .   19
     (g)  Force Majeure. . . . . . . . . . . . . . . . . . . . . . . .   19
     (h)  Release of Claims. . . . . . . . . . . . . . . . . . . . . .   19
     (i)  Choice of Language . . . . . . . . . . . . . . . . . . . . .   19
     (j)  Due Execution. . . . . . . . . . . . . . . . . . . . . . . .   19
     (k)  Counterparts; Facsimile. . . . . . . . . . . . . . . . . . .   19


                             MASTER DISTRIBUTOR AGREEMENT


     This Master Distributor Agreement (this "Agreement") is made as of September 30, 1997 by and between NetObjects, Inc., a Delaware corporation ("NetObjects"), and Mitsubishi Corporation, a Japanese corporation ("Distributor").

                                       RECITALS

     A. NetObjects and Distributor are parties to the Master Distributor Agreement, dated as of September 30, 1997 (the "Prior Agreement"), pursuant to which, among other things, (i) NetObjects appointed Distributor as the exclusive master distributor of certain products of NetObjects on a stand-alone basis, (ii) NetObjects agreed to appoint Distributor as a non-exclusive distributor of certain NetObjects products on a bundled basis, upon terms to be negotiated, (iii) in consideration of the rights granted to Distributor under the Prior Agreement, Distributor agreed to pay to NetObjects a non-refundable fee of [***] U.S. Dollars (US$[***]), and
(iv) the parties agreed to further negotiate and execute a revised and restated Master Distributor Agreement to constitute their comprehensive agreement regarding their relationship.

     B. The parties desire to enter into this Agreement to memorialize their comprehensive agreement regarding their relationship, which shall supersede the Prior Agreement in its entirety.

                                     AGREEMENT

     NOW, THEREFORE, NetObjects and Distributor agree as follows:

     1. DEFINITIONS. Terms used in this Agreement and its appendices shall have the meaning ascribed to them in this Section 1:

          (a) "ACTUAL SALES PERCENTAGE" shall have the meaning ascribed thereto in Section 10(a) hereof.

          (b) "ADAPTED DOCUMENTATION" shall have the meaning ascribed thereto in Section 3(a) hereof.

          (c) "CONFIDENTIAL INFORMATION" shall mean, (i) as to NetObjects all documentation and all information relating to the Products disclosed to Distributor under this Agreement which is marked as "Confidential" or described as "confidential" at the time of disclosure and subsequently confirmed in writing as "confidential, and (ii) as to either party, any information disclosed pursuant to this Agreement, including product plans, designs, costs, prices, project names, finances, financial conditions, marketing plans, business opportunities, supplier lists, and information, research, development or know-how that is designated in writing by the disclosing party as confidential or, if

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

disclosed orally, designated as the "confidential" at the time of disclosure; and the terms and conditions of this Agreement and the Prior Agreement. However, "Confidential Information" will not include information that (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is already known by a party and is not subject to restriction; (iii) is independently developed by the receiving party without use of the disclosing party's Confidential Information; (iv) is lawfully obtained from a third party who has the right to make such disclosure; or (v) is released for publication by the disclosing party in writing.

          (d) "DISTRIBUTOR" shall have the meaning ascribed thereto in the Preamble to this Agreement.

          (e) "DISTRIBUTOR SALES" shall mean the total revenues of Distributor consistent with its revenue recognition policies for external financial reporting purposes with respect to Stand-Alone Products excluding
(i) credits to third parties for discounts, rebates, actual returns and allowances for defective products, and (ii) freight, insurance, packing, sales or use taxes.

          (f)  "EFFECTIVE DATE"  shall mean September 30, 1997.

          (g) "END-USER LICENSE AGREEMENT" shall have the meaning ascribed thereto in Section 2(d) hereof.

          (h) "GOLDEN MASTER" shall mean the software programs for the Stand-Alone Products, in object-code format only, delivered in a magnetic medium suitable for duplication for further distribution by Distributor under the terms of this Agreement.

          (i) "MINIMUM VALUE" shall be the lower of (i) $[***] or (ii) the amount calculated as follows:

                 Minimum Value = US Street Price X ([***]/[***]) X 0.[***].

For illustrative purposes, assuming that the US Street Price is $[***], the Minimum Value shall be $[***] X ([***]/[***]) X 0.[***], or $[***]. This amount represents the Minimum Value on the Effective Date.

          (j) "NETOBJECTS" shall have the meaning ascribed thereto in the Preamble to this Agreement.

          (k) "NETOBJECTS PRODUCTS" shall mean the software products developed and marketed from time to time by NetObjects, in any version or release, including without limitation NetObjects-Registered Trademark- Fusion
2.0 for Windows-TM-.

          (l) "PACKAGING SPECIFICATIONS" shall mean the packaging specifications for the Stand-Alone Products as determined upon by NetObjects and as set forth in EXHIBIT C hereto.

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

          (m) "PRIOR AGREEMENT " shall have the meaning ascribed thereto in Recital A to this Agreement.

          (n) "PRODUCTS" shall mean and include the NetObjects Products and the Stand-Alone Products.

          (o) "STAND-ALONE PRODUCT" shall mean a version of a NetObjects Product, as adapted for the local market in the Territory pursuant to Section 3 hereof, packaged for sale, license and transfer solely as a stand-alone product and marketed solely under the trade names and trademarks of NetObjects.

          (p) "SUGGESTED RESALE PRICE" shall mean the suggested resale price in the Territory of the Stand-Alone Products, as determined from time to time by Distributor in its discretion.

          (q) "TARGET SALES PERCENTAGE" shall have the meaning ascribed thereto in Section 10(a) hereof.

          (r) "TERM" shall have the meaning ascribed thereto in Section 17(a) hereof, as may be renewed or extended hereunder.

          (s)  "TERRITORY"  shall mean Japan.

          (t) "US STREET PRICE" shall mean the U.S. price of the NetObjects Products, as determined by NetObjects in good faith at any time and from time to time, but with reference to prices paid by end user customers of such Products.

          (u) "WORLDWIDE SALES" shall mean the total worldwide revenues of NetObjects with respect to all versions of any of the Products which have been localized for the Territory, as determined in accordance with U.S. generally accepted accounting principles excluding (i) credits to third parties for discounts, rebates, actual returns and allowances for defective products, (ii) freight, insurance, packing, sales or use taxes and duties; and (iii) revenue derived from service, support and maintenance which is charged for separately from the sale and license of Products; provided, Worldwide Sales shall not include revenues with respect to NetObjects Products which have not been adapted for the local market in the Territory pursuant to Section 3 hereof within a reasonable time after the Effective Date or after such NetObjects Products have been released for commercial shipment in the United States, whichever is later.

     2.   APPOINTMENT AS AUTHORIZED NETOBJECTS DISTRIBUTOR.

          (a) EXCLUSIVE RIGHT TO DISTRIBUTE STAND-ALONE PRODUCTS. Subject to the terms of this Agreement, and subject to the distribution rights in the Territory granted by NetObjects to its contractual partners prior to the Effective Date, including without limitation, the distribution rights of IBM Corporation and Lotus Development Corp., NetObjects hereby appoints Distributor, and Distributor accepts such appointment, as the exclusive master distributor of the Stand-Alone Products in and limited to the

Territory, with rights to appoint subdistributors and resellers as provided in Section 2(d) hereof. After the Effective Date, and for so long as Distributor is not in default under this Agreement, NetObjects shall not appoint any other distributor in the Territory with respect to the Stand-Alone Products, and Distributor shall not distribute web site or web page creation and maintenance software of any other firm while Distributor acts as such exclusive master distributor. If Distributor fails to meet the Target Sales Percentage for any calculation period as set forth in Section 10 hereof, or if Distributor fails to meet its marketing and support activities as set forth in Section 12 of this Agreement, NetObjects shall have the right to terminate the exclusive right of Distributor, and if it exercises such right by written notice to Distributor, NetObjects shall no longer be bound by the provisions of this Section 2(a). Thereafter, Distributor may remain a non-exclusive distributor of the Stand-Alone Products for the remainder of the Term (as defined in Section 17), at Distributor's option.

          (b) NON-EXCLUSIVE OEM RIGHTS. After the Effective Date, the parties hereto shall negotiate in good faith the distribution rights of Distributor with respect to OEM distribution rights for certain NetObjects Products, which shall be on a non-exclusive, royalty-bearing basis. Distributor agrees and acknowledges that NetObjects has granted OEM rights and bundled distribution rights worldwide for certain NetObjects Products under certain conditions to Netscape Communications, Inc. and other companies.

          (c) NATURE OF DISTRIBUTION. Distributor's appointment only grants to Distributor a license to distribute the Stand-Alone Products, and does not transfer any right, title or interest to any such Stand-Alone Products to Distributor or Distributor's customers. Stand-Alone Products shall be distributed only pursuant to the terms of an End-User License Agreement relating to such Products, containing substantially the terms set forth in the attached Exhibit A ("End-User License Agreement"), as adapted for the local market in the Territory and as may be amended from time to time by NetObjects. NetObjects will sell Products to Distributor only to the extent that such Products consist of non-software items on the terms specified herein. Use of the terms "sell," "license," "purchase," "license fees" and "price" will be interpreted in accordance with this Section 2(c).

          (d) APPOINTMENT OF SUBDISTRIBUTORS AND RESELLERS. Distributor may appoint subdistributors and resellers in the Territory, solely for the further distribution of the Stand-Alone Products, as packaged by Distributor, subject to the reasonable prior written consent of NetObjects. Notwithstanding the foregoing, Distributors shall at all times remain primarily liable under this Agreement for all of its actions and the actions of its subdistributors and resellers. In no event shall Distributor permit its subdistributors and resellers to have access to the Golden Masters. Nothing in this Agreement shall be deemed to create any business relationship between NetObjects, on the one hand, and any of the subdistributors and resellers of Distributor.

     3.   ADAPTATION FOR LOCAL MARKET

          (a) LOCAL ADAPTATION OF NETOBJECTS FUSION 2.0 WINDOWS-TM-. NetObjects has engaged Lotus Development Corporation's Japanese subsidiary to adapt NetObjects Fusion 2.0 for Windows-TM- for the local market, and to translate and modify the documentation and manuals relating to such NetObjects Products (the "Adapted Documentation")].

          (b)  LOCAL ADAPTATION OF OTHER NETOBJECTS PRODUCTS.  Within five
(5) months from the Effective Date, NetObjects and Distributor shall mutually agree upon the NetObjects Products to be adapted as Stand-Alone Products, which may include NetObjects Fusion 3.0 for Windows-TM- in single-user format and multi-user format. Within four (4) months from the Effective Date, NetObjects and Distributor shall mutually agree upon the timetable for local adaptation of the NetObjects Products to be adapted as Stand-Alone Products, together with the Adapted Documentation related thereto.

     4.   GRANT OF LICENSE; DELIVERY OF GOLDEN MASTER AND ADAPTED DOCUMENTATION.

          (a) GRANT OF LICENSE. Subject to the terms hereof, and subject to Distributor's exclusive rights in Section 2(a) hereof, NetObjects hereby grants to Distributor a personal, non-exclusive and non-transferable right and license to make, copy, bundle, display, distribute, sell and offer for sale the Stand-Alone Products, together with the Adapted Documentation for such Products, solely within the Territory. Distributor may appoint subdistributors and resellers solely for the distribution of the Stand-Alone Products, and may grant sublicenses to such parties solely to display, distribute, sell and offer for sale the Stand-Alone Products.

          (b) DELIVERY OF GOLDEN MASTER AND ADAPTED DOCUMENTATION. Within ninety (90) days from the Effective Date, NetObjects shall provide Distributor with the Golden Master and the Adapted Documentation relating to NetObjects Fusion 2.0 for Windows-TM-. NetObjects shall provide Distributor with the Golden Master and Adapted Documentation for other NetObjects Products when and as may be agreed upon by NetObjects and Distributor. Distributor may not copy or permit others to copy any portion of the Golden Master except to fulfill Distributor's distribution obligations pursuant to this Agreement.

           (c) NO OTHER LICENSE OR RIGHT. Other than as expressly provided in this Agreement, Distributor has no right or license with respect to any copyrights, trademarks, patents, trade secrets and intellectual property rights of NetObjects. Title and ownership of the NetObjects Products, the Stand-Alone Products, the Bundled Products, the Adapted Documentation and all proprietary rights and intellectual property rights relating thereto, including copyrights, patents, trademarks, and trade secrets shall remain the property of NetObjects at all times. At the request of NetObjects, Distributor shall execute and deliver, and cause its subdistributors and resellers to execute and deliver, any and all assignments, instruments and documents necessary to vest and confirm all such right, title and ownership in and to NetObjects at all times.

     5. MEDIA; PACKAGING. Distributor shall bear all costs of preparing and manufacturing the computer media, documentation and packaging for the Stand-Alone Products. The Stand-Alone Products, including the Adapted Documentation, shall be packaged in accordance with the packaging specifications attached hereto as Exhibit B ("Packaging Specifications"). NetObjects reserves the right to change the packaging specifications for the Stand-Alone Products at any time and from time to time, provided, however, that NetObjects shall provide Distributor with sufficient prior written notice to allow Distributor to prepare and manufacture the new packaging, and Distributor shall have the right to use its existing inventory of preexisting packaging until such inventory has been exhausted.

     6.   TECHNICAL SUPPORT.

          (a) PRE- AND POST-SALE SUPPORT; TECHNICAL SUPPORT. Distributor shall provide demonstrations, samples and pre- and post-sales support to the end users of the Stand-Alone Products in the Territory. Distributor shall provide level one and level two technical support to the end-users of the Stand-Alone Products, on terms as may be agreed upon by the parties, generally comparable to the level of technical support for similar or competitive products within the Territory as defined in Exhibit C ("Technical Support"). At the request of NetObjects, Distributor may provide additional technical support for the Stand-Alone Products on a fee-based basis, and Distributor shall pay additional fees to the NetObjects based on revenues derived from such fees, upon such terms as may be agreed upon by the parties.

          (b) TRAINING. Distributor shall send two (2) of its employees to attend training at NetObjects' principal office or at such other place as may be designated by NetObjects upon a schedule as may be designated by NetObjects on the features, uses and technical support of the Stand-Alone Products. Such training shall be provided by NetObjects and charged to Distributor at the same rates that NetObjects charges its U.S. distributors. Distributor shall be responsible for all transportation, lodging and other incidental costs incurred by its employees in connection with such training classes.

     7. ACKNOWLEDGMENT OF OBLIGATION FOR PAYMENT UNDER PRIOR AGREEMENT; PRE-PAYMENT OF ROYALTY.

          (a) PAYMENT FOR DISTRIBUTION RIGHTS. In consideration of the rights granted to Distributor by NetObjects under the Prior Agreement, Distributor agreed to pay to NetObjects a non-refundable payment of [***] US Dollars (US$[***]).

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

          (b) ROYALTY PRE-PAYMENT. Upon the delivery of the Golden Master and the Adapted Documentation on relating to NetObjects Fusion 2.0 for Windows-TM-to Distributor pursuant to Section 4(b) hereof, Distributor shall pay to NetObjects a non-refundable prepayment of [***] U.S. Dollars (US$[***]) (the "Prepayment Credit"), less any applicable withholding tax. Distributor estimates the withholding tax to be [***] U.S. Dollars ($[***]), and shall withhold this amount and provide NetObjects with a withholding tax certificate, unless NetObjects and Distributor, together with their respective tax advisors, have determined prior to payment that withholding tax is not required to be withheld. The Prepayment Credit shall be credited towards future royalty payment as follows: For any Stand-Alone Products sold or distributed by Distributor in the Territory (regardless of type of product or channel sold through) within the first two years after the first customer shipment date mutually agreed by the parties in the Territory, Distributor may apply the Prepayment Credit towards 33 percent of the royalty otherwise due to NetObjects with respect to such product sale, until all of the Prepayment Credit has been applied. Any Prepayment Credit not applied within the first two years after the first customer shipment date as provided above shall be forfeited by Distributor.

     8.   ROYALTY PAYMENT; INDEPENDENT PRICING BY DISTRIBUTOR.

          (a) ROYALTY PAYMENT. With respect to any Stand-Alone Product sold, distributed or otherwise transferred by Distributor to its customers (regardless of the type of product or channel sold through), Distributor shall pay to NetObjects a royalty equal to the greater of (i) [***] percent of the Suggested Resale Price or (ii) the Minimum Value.

          (b) PAYMENT TERMS. All payments shall be made in United States dollars, free of any currency control or other restrictions to NetObjects at the address designated by NetObjects or in the absence of such designation,
at the address set forth in Section 23(b).   Within fifteen (15) days from
the end of each calendar month, Distributor shall submit a distribution report to NetObjects setting forth, in reasonable detail, the number, types and time of sale of Stand-Alone Products sold, distributed and transferred in the previous month. NetObjects shall prepare and issue an invoice to Distributor based on such monthly reports, setting forth the royalty amount due, and Distributor shall pay such invoice in full within thirty (30) days from the date of invoice, less any amounts withheld to satisfy withholding tax in Japan, if any.

          (c) NO SET-OFF. Distributor will not set off or offset against NetObjects' invoices amounts that Distributor claims are due to it. Distributor will bring any claims or causes of action it may have in a separate action and waives any right it may have to set off or withhold any payment owned to NetObjects by Distributor.

          (d) INDEPENDENT PRICING. Notwithstanding any provision herein to the contrary, NetObjects shall have no right or authority at any times to determine the price at which Distribution or its subdistributors or resellers sell the Stand-Alone Products in the Territory.

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

     9. WITHHOLDING TAX. With respect to withholding required by the government of Japan in connection with royalty payments to NetObjects under this Agreement, Distributor shall withhold such amounts from the royalty payments and make payment to the appropriate tax authorities in Japan. The parties shall cooperate with each other to minimize the withholding tax on any royalty payment under this Agreement. Distributor agrees to furnish NetObjects with copies of any withholding tax certificate, official tax receipt or other appropriate evidence of any taxes or withholding imposed by law on payments made under this Agreement. Distributor shall use its best efforts to cooperate with NetObjects to obtain refunds of any withholding tax to the extent permitted by Japanese laws. Upon thirty (30) days' written notice to Distributor, NetObjects may elect to supply packaged NetObjects Products to Distributor instead of letting Distributor copy Golden Masters of the NetObjects Products and provide the packaging itself or through Distributor's own vendors, if NetObjects has determined that by fulfilling Distributor's and its subdistributor's orders for NetObjects Products, NetObjects will reduce its tax liabilities. In that event, Distributor will stop making copies of NetObjects Products from Golden Masters and will purchase packaged Products from NetObjects or its suppliers upon NetObjects' standard terms and conditions of sale. Further, Distributor will no longer be obligated to pay royalties to NetObjects but instead shall purchase the NetObjects Products at prices to be determined by NetObjects and Distributor taking into account the previously effective royalties and NetObjects' fulfillment costs. Thereafter, this method of fulfillment will apply for all purposes under this Agreement until termination or agreed otherwise by the parties.

     10.  TARGET SALES PERCENTAGE.

          (a) TARGET SALES PERCENTAGE. NetObjects and Distributor expect that Distributor will achieve the Target Sales Percentages set forth below. Distributor's Actual Sales Percentage for each year (or part year) ending as of each anniversary of the Effective Date will be the Distributor Sales divided by the Worldwide Sales for such year (or part year) with the quotient multiplied by 100. The Target Sales Percentage for each year following the Effective Date is set forth in the following table:


           YEAR                            Target Sales Percentage
           1(partial year)                 [***] percent of Worldwide Sales
           2                               [***] percent of Worldwide Sales
           3                               [***] percent of Worldwide Sales

          (b) FAILING TO MEET TARGET SALES PERCENTAGE. If Distributor fails to meet the Target Sales Percentage for any given year (or part year) because the Target Sales Percentage exceeds the Actual Sales Percentage, NetObjects may immediately terminate Distributor's exclusive distribution rights under
Section 2(a) of this Agreement upon written notice to Distributor.

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

     11.  INSPECTIONS, RECORDS AND REPORTING.

          (a) REPORTS. Within thirty (30) days after the end of each calendar month, Distributor will provide to NetObjects a written report showing, for the periods reasonably requested by NetObjects, Distributor's unit sales for the month by channel, and current inventory levels by product, including all Stand-Alone Products distributed by Distributor. If Distributor's inventory of each Stand-Alone Product exceeds its forecast of sales for the next four (4) months, the report also shall include Distributor's description of its plan for reducing inventory levels.

          (b) NOTIFICATION. Distributor will: (i) notify NetObjects in writing of any claim or proceeding involving NetObjects Products within ten
(10) days after Distributor learns of such claim or proceeding; (ii) report promptly to NetObjects all claimed or suspected product defects; and (iii) notify NetObjects of any material change in market conditions affecting sales of Stand-Alone Products.

          (c) AUDITS. NetObjects may, upon reasonable notice in writing to Distributor, cause an independent audit to be made of the books and records of Distributor, and the inventory of Stand-Alone Products held by Distributor, in order to verify the royalty statements rendered hereunder, and the inventory level, and prompt adjustment shall be made by Distributor to compensate for any errors or omissions disclosed by such audit, together with interest thereon at a rate of [eighteen percent per annum (18%)] or such lower maximum rate as may be allowed by law from the date such payment should have been made. Any such audit shall be conducted only by an independent, certified public accountant during regular business hours at Distributor's office, no more often than once per calendar year. NetObjects will bear all expenses and fees of the audit, but if such audit or statement reveals an underpayment of royalties by Distributor of more than five percent (5%), Distributor shall pay all expenses incurred in connection with such audit.

     12.  PROMOTIONAL ACTIVITIES DISTRIBUTOR.

          (a) PROMOTION EFFORTS; FAILURE TO PERFORM. Distributor will use its best efforts to vigorously promote the distribution of the Stand-Alone Products in the Territory as set forth in this Section 12, as well as the general marketing policies of NetObjects announced from time to time. Distributor agrees to be responsible for promoting market and customer awareness and acceptance of the NetObjects Products and trademarks in Japan for as long as Distributor has exclusive rights pursuant to Section 2(a) of this Agreement.

          (b) QUARTERLY MARKETING PLANS. Within thirty (30) days after the commencement of each calendar quarter, Distributor shall provide to NetObjects a quarterly marketing plan, including proposed advertising and public relations activities, trade shows and other event-based marketing such as roadshows, channel promotions, web site marketing and other significant marketing activities, together with the proposed budget for such activities.

          (c) MARKETING REPORTS. Within thirty (30) days after the end of each calendar month, Distributor will provide to NetObjects a written report summarizing its marketing activities with respect to the Stand-Alone Products for the previous month.

          (d) DISTRIBUTOR PERSONNEL. Distributor will train and maintain a sufficient number of capable technical and sales personnel having the knowledge and training necessary to: (i) inform customers properly concerning the features and capabilities of the Stand-Alone Products and, if necessary, competitive products; (ii) service and support the Stand-Alone Products in accordance with Distributor's obligations under this Agreement; and (iii) otherwise carry out the obligations and responsibilities of Distributor under this Agreement.

          (e) TECHNICAL EXPERTISE. Distributor and its staff will be conversant with the technical language conventional to the Products and similar computer software in general, and will develop sufficient knowledge of the industry, of the Products and of products competitive with the Products (including specifications, features and benefits) to be able to explain in detail to its customers the differences between Stand-Alone Products and competitive products.

          (f) DISTRIBUTOR COVENANTS. Distributor will: (i) conduct business in a manner that reflects favorably at all times on the Products and the good name, good will and reputation of NetObjects; (ii) avoid deceptive, misleading, or unethical practices that are or might be detrimental to NetObjects, the Products or the public; (iii) make no false or misleading representations with regard to NetObjects or the Products; (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to NetObjects or the Products;
(v) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features, or capabilities of the Products that are inconsistent with the literature distributed by NetObjects or by Distributor; (vi) not enter into any contract or engage in any practice detrimental to the interests of NetObjects or the Products; and (vii) sell and deliver the Stand-Alone Products only in the Territory.

          (g) COMPLIANCE WITH LAW. Distributor will comply with all applicable international, national, state, regional, and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Products.

          (h) GOVERNMENTAL APPROVAL. If any approval with respect to this Agreement, or the notification or registration thereof, will be required at any time during the term of this Agreement with respect to giving legal effect to this Agreement in the Territory, or with respect to compliance with exchange regulations or other requirements so as to assure the right of remittance abroad of U.S. dollars pursuant to Section 8 hereof or otherwise, Distributor will immediately take whatever steps may be necessary in this respect, and any charges incurred in connection therewith will be for the account of Distributor. Distributor will keep NetObjects currently informed of its efforts in this connection. NetObjects will be under no obligation to ship the Golden Masters to Distributor hereunder until Distributor has provided NetObjects with satisfactory evidence that such approval, notification or registration is not required or that it has been obtained.

          (i) MARKET CONDITIONS. Distributor will advise NetObjects promptly concerning any market information that comes to Distributor's attention respecting NetObjects, the Stand-Alone Products, NetObjects' market position or the continued competitiveness of the Stand-Alone Products in the marketplace. Distributor will confer with NetObjects from time to time at the request of NetObjects on matters relating to market conditions, sales forecasting and product planning relating to the Stand-Alone Products.

          (j) MARKETING MATERIALS. Distributor shall adapt and translate marketing materials provided by NetObjects for the Products for the local market in the Territory, using such standards as are consistent with NetObjects' standards for marketing materials, and shall use such marketing materials in its marketing efforts, as adapted and translated for the local market, subject to the prior written consent of NetObjects. All rights and title to the marketing materials, as provided by NetObjects or as adapted and translated by Distributor for the local market in the Territory, shall be vested in NetObjects, and Distributor shall execute such assignments and instruments as may be reasonably requested by NetObjects to transfer and vest all of such rights and title in NetObjects.

          (k) COSTS AND EXPENSES. Except as expressly provided herein or agreed to in writing by NetObjects and Distributor, Distributor will pay all costs and expenses incurred in the performance of Distributor's obligations under this Agreement.

     13.  PROMOTIONAL ACTIVITIES OF NETOBJECTS.

          (a) MARKETING MANAGER. After the Effective Date, NetObjects agrees to hire an individual whose primary responsibility will be to help Distributor market and establish the Products in the Territory. NetObjects and Distributor shall mutually discuss the scope of the principal responsibilities of such manager, which may include the following:

     (i) providing assistance to the parties in scheduling the release dates for the Stand-Alone Products, and the functions and specifications of each such Product;

     (ii) providing assistance to the parties in preparing product marketing information, specifically in the Territory, for the Stand-Alone Products;

     (iii) coordinating resolution of problems with the Stand-Alone Products, including problems unique to the versions adapted to the local market in the Territory;

     (iv) providing assistance to the parties in preparing and reviewing technical support information in the Territory, particularly contents published at NetObjects' web site or web page specifically for the Territory; and

     (v) managing any other communications issues between the parties with respect to marketing and technical support.

          (b) MARKETING PAYMENTS. For the first two calendar quarters following the Effective Date commencing January 1, 1998, NetObjects agrees to contribute [***] U.S. Dollars ($[***]) per quarter to support marketing activities approved by NetObjects. Payment shall be made within thirty (30) days after the end of the quarter.

     14.   CONFIDENTIAL INFORMATION.

          (a) CONFIDENTIAL INFORMATION. Each party understands that all Confidential Information exchanged between the parties under the terms of this Agreement is proprietary and confidential to the disclosing party, and the receiving party is obligated to protect and maintain the confidentiality of the same. Each party shall refrain from disclosing any Confidential Information to any third party except pursuant to the terms of this Agreement and shall take necessary and appropriate action to preserve the secrecy and prevent disclosure of such Confidential Information through the establishment of reasonable security procedures to prevent unauthorized access to the Confidential Information. Notwithstanding the foregoing to the contrary, each person may disclose Confidential Information, subject to any available protective order, to the extent required in connection with legal proceedings or by applicable securities laws or export control laws.

          (b) MARKINGS. Each party receiving Confidential Information from the other party shall appropriately identify and mark all reproductions, copies, extracts or the like of any documents marked as "Confidential," before distributing the same to its partners, representatives, employees, or where permitted hereunder, to others.

          (c) INJUNCTIVE RELIEF. Each party agrees that the unauthorized use and disclosure of Confidential Information disclosed under this Section 14 would lead to irreparable harm which could not be compensable by damages alone, and that each party shall have the right to enforce this Section 14 by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the parties may have under this Agreement.

     15.  TRADEMARKS, TRADE NAMES, LOGOS, DESIGNATIONS, AND COPYRIGHTS.

          (a) NETOBJECTS TRADEMARKS. During the term of this Agreement, Distributor is authorized by NetObjects to use the trademarks, trade names, logos and designations NetObjects uses for NetObjects Products solely to identify the Stand-

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

Alone Products in connection with Distributor's advertisement, promotion, distribution and sale of such Products and shall use only the NetObjects' trademarks, trade names, logos and designations in connection therewith. Distributor's use of such trademarks, trade names, logos and designations will be in accordance with NetObjects' policies in effect from time to time. Distributor will include on each copy of a Stand-Alone Product that it distributes, and on all containers and storage media therefor, all trademark, copyright and other notices of proprietary rights required by NetObjects with respect to such Products.

          (b) DISTRIBUTOR DOES NOT ACQUIRE PROPRIETARY RIGHTS Distributor has paid no consideration for the use of NetObjects' trademarks, trade names, logos, designations or copyrights, and nothing contained in this Agreement will give Distributor any right, title or interest in any of them.

          (c) NO CONTINUING RIGHTS. Upon expiration or termination of this Agreement for any reason, Distributor will immediately cease all display, advertising and use of all NetObjects trademarks, trade names, logos and designations and will not thereafter use, advertise or display any trademark, trade name, logo or designation which is, or any part of which is, similar to or confusing with any trademark, trade name, logo or designation associated with any Product.

     16.  NO ASSIGNMENT.

          NetObjects has entered into this Agreement with Distributor because of Distributor's commitments in this Agreement and NetObjects' confidence in Distributor, which is personal in nature. This Agreement will not be assignable by Distributor, and Distributor may not delegate its duties hereunder without the prior written consent of NetObjects. Except as otherwise provided herein, the provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

     17.  DURATION AND TERMINATION OF AGREEMENT.

          (a) TERM. This Agreement is for a term (the "Term") of two (2) years from the Effective Date; PROVIDED THAT, if Distributor is not in default at the expiration of the initial Term, Distributor may renew this Agreement on a non-exclusive basis for one (1) additional year from the date of expiration of the initial Term by delivering a written notice of renewal to NetObjects no later than sixty (60) days prior to the date of expiration of the initial Term. Distributor may renew this Agreement on an exclusive basis with the written consent of NetObjects. Notwithstanding the provisions of this Section 17(a), or any other provisions of this Agreement to the contrary, this Agreement may be terminated prior to the expiration of its stated term as set forth below.

          (b) NETOBJECTS TERMINATION FOR CAUSE. NetObjects may terminate this Agreement upon written notice at any time prior to the expiration of its stated term in the event that:

               (i) Distributor defaults in any payment due to NetObjects and such default continues unremedied for a period of ten (10) days following written notice of such default;

              (ii) Distributor fails to perform any other material obligation, warranty, duty or responsibility or is in default with respect to any term or condition undertaken by Distributor under this Agreement and such failure or default continues unremedied for a period of thirty (30) days following written notice of such failure or default;

             (iii) if a receiver is appointed for Distributor or its property, Distributor makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against Distributor under any bankruptcy, insolvency or debtor's relief law, or Distributor is liquidated or dissolved;

              (iv) Distributor is merged, consolidated, sells all or substantially all of its assets, or implements or suffers any substantial change in management or control; or

               (v) Any bill, law or regulation granting Distributor extra contractual compensation upon termination or expiration of this Agreement is introduced into or by the legislature or other governing body of the Territory.

          (c) DISTRIBUTOR TERMINATION FOR CAUSE. Distributor may terminate this Agreement upon written notice at any time prior to the expiration of its stated term in the event that:

               (i) NetObjects fails to perform any other material obligation, warranty, duty or responsibility or is in default with respect to any term or condition undertaken by NetObjects under this Agreement and such failure or default continues unremedied for a period of thirty (30) days following written notice of such failure or default; or

              (ii) if a receiver is appointed for NetObjects or its property, NetObjects makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against NetObjects under any bankruptcy, insolvency or debtor's relief law, or NetObjects is liquidated or dissolved.

          (d) EFFECT OF TERMINATION OR EXPIRATION. Upon termination or expiration of this Agreement for cause:

              (i) Distributor shall immediately cease any distribution, sale or transfer of the Stand-Alone Products, shall make or have made no additional copies of the Golden Master, and shall return the Golden Master to NetObjects upon request. In addition, upon the request of NetObjects, Distributor shall certify to the destruction of its inventory of Stand-Alone Products.

              (ii) All royalty payments accrued and payable to NetObjects shall become due and payable on the effective date of termination, even if longer terms had been provided previously.

          (e) NO DAMAGES FOR TERMINATION, EXPIRATION OR LAPSE OF EXCLUSIVE RIGHTS. NETOBJECTS SHALL NOT BE LIABLE TO DISTRIBUTOR FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION 17, OR THE CONVERSION OF THE EXCLUSIVE TERM OF THIS AGREEMENT TO A NON-EXCLUSIVE TERM. DISTRIBUTOR WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OR CONVERSION TO NON-EXCLUSIVE STATUS OF THIS AGREEMENT UNDER THE LAW OF THE TERRITORY OR OTHERWISE, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT. NetObjects shall not be liable to Distributor on account of termination or expiration or conversion to a non-exclusive status of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by Distributor or for any other reason whatsoever based upon or growing out of such termination or expiration. Distributor acknowledges that (i) Distributor has no expectation and has received no assurances that any investment by Distributor in the promotion of the Products will be recovered or recouped or that Distributor will obtain any anticipated amount of profits by virtue of this Agreement, and (ii) Distributor will not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of the Products or in "goodwill" created by its efforts hereunder. THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR NETOBJECTS TO ENTER INTO THIS AGREEMENT AND THAT NETOBJECTS WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY SET FORTH HEREIN.

          (f) SURVIVAL. NetObjects' rights and Distributor's obligations to pay NetObjects all amounts due hereunder, as well as Distributor's obligations under Sections 6(a), 8(c), 9, 11, 15, 17, and 19 shall survive termination or expiration of this Agreement. Sections 14, 20, 21, 22 and 23 shall survive termination or expiration of this Agreement.

     18.  RELATIONSHIP OF THE PARTIES.

          Distributor's relationship with NetObjects during the term of this Agreement will be solely that of an independent contractor. Distributor is not an agent of NetObjects for any purpose, and Distributor will not have, and will not represent that it has, any power, right or authority to bind NetObjects, or to assume or create any obligation or responsibility, express or implied, on behalf of NetObjects or in NetObjects' name, except as herein expressly provided.

     19.  INDEMNIFICATION.

          (a) INDEMNIFICATION OF DISTRIBUTOR. NetObjects will, at its expense, defend Distributor against and, subject to the limitations set forth herein, pay all costs and damages made in settlement or awarded against Distributor resulting from any claim based on an allegation during the Term of the Agreement (and any renewal periods) that a Stand-Alone Product as supplied by NetObjects hereunder infringes a patent or copyright of a third party created under the law of the Territory, provided that Distributor (i) has given NetObjects prompt written notice of any such claim, (ii) allows NetObjects to direct the defense and settlement of the claims, and (iii) provides NetObjects with the information and assistance necessary for the defense and settlement of the claim. If a final injunction is obtained in an action based on any such claim against Distributor's use or sale of a Stand-Alone Product by reason of such infringement, or if in NetObjects' opinion such an injunction is likely to be obtained, NetObjects may, at its sole option, either (i) obtain for Distributor the right to continue using such Stand-Alone Product, (ii) replace or modify the Stand-Alone Product so that it becomes noninfringing, or (iii) if neither (i) nor (ii) can be reasonably effected by NetObjects, credit to Distributor the royalties paid to NetObjects for the allegedly infringing product the twelve (12) months prior to the credit, and Distributor shall immediately cease all further duplication, marketing, sales and distribution of such allegedly infringing product.

          (b)  NO COMBINATION CLAIMS.  Notwithstanding subsection (a) of this
Section 19, NetObjects shall not be liable to Distributor for any claim arising from or based upon the combination, operation or use of any Stand-Alone Product with equipment, data or programming not supplied by NetObjects, or arising from any alteration or modification of Products by any person or entity other than NetObjects or an agent of NetObjects designated in writing.

          (c) LIMITATION. THE PROVISIONS OF THIS SECTION 19 SET FORTH THE ENTIRE LIABILITY OF NETOBJECTS AND THE SOLE REMEDIES OF DISTRIBUTOR WITH RESPECT TO INFRINGEMENT AND ALLEGATIONS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR OTHER PROPRIETARY RIGHTS OF ANY KIND IN CONNECTION WITH THE INSTALLATION, OPERATION, DESIGN, DISTRIBUTION OR USE OF THE PRODUCTS.

          (d) INDEMNIFICATION OF NETOBJECTS. Distributor agrees to indemnify NetObjects (including paying all reasonable attorneys' fees and costs of litigation) against and hold NetObjects harmless from, any and all claims by any other party resulting from the acts of Distributor, or its subdistributors, resellers and agents (other than the marketing of the Products as approved by NetObjects), omissions or misrepresentations, regardless of the form of action.

     20.  LIMITED WARRANTY; DISCLAIMER OF WARRANTIES.

          (a) LIMITED WARRANTY. NETOBJECTS MAKES NO IMPLIED OR EXPRESS WARRANTIES OR REPRESENTATIONS AS TO THE PERFORMANCE OF THE STAND-ALONE PRODUCTS OR AS TO SERVICE TO DISTRIBUTOR OR TO ANY OTHER PERSON, EXCEPT AS SET FORTH IN NETOBJECTS' LIMITED WARRANTY ACCOMPANYING THE STAND-ALONE PRODUCTS. NETOBJECTS RESERVES THE RIGHT TO CHANGE THE WARRANTY AND SERVICE POLICY SET FORTH IN SUCH LIMITED WARRANTY, OR OTHERWISE, AT ANY TIME, EFFECTIVE UPON NOTICE TO DISTRIBUTOR.

          (b) DISCLAIMER OF WARRANTIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED, TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, ARE HEREBY EXCLUDED BY NETOBJECTS.

          (c) DISTRIBUTOR WARRANTY. Distributor will make no warranty, guaranty or representation, whether written or oral, on NetObjects' behalf.

     21.  LIMITED LIABILITY.

          (a) NOTWITHSTANDING ANY PROVISION HEREIN OR IN THE END-USER LICENSE AGREEMENT (AS ADAPTED FOR THE STAND-ALONE PRODUCTS) TO THE CONTRARY, NETOBJECTS WILL NOT BE LIABLE FOR ANY LOST PROFITS OR FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY DISTRIBUTOR, ITS CUSTOMERS OR OTHERS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PRODUCTS, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF NETOBJECTS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          (b) IN NO EVENT WILL NETOBJECTS' TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT OR THE PRODUCTS, FROM ALL CAUSES OF ACTION OF ANY KIND, INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, EXCEED THE TOTAL AMOUNT PAID BY DISTRIBUTOR HEREUNDER.

          (c) Distributor agrees that the limitations of liability and disclaimers of warranty set forth in this Agreement will apply regardless of whether NetObjects has tendered delivery of any products or services hereunder or whether Distributor has accepted any product or services hereunder. Distributor acknowledges that NetObjects has set its prices and entered into this Agreement in reliance on the disclaimers of liability, the disclaimers of warranty and the limitations of liability set forth in this Agreement and that the same form a basis of the bargain between the parties.

     22. ENTIRE AGREEMENT; SUPERSEDING EFFECT. This Agreement and the Exhibits hereto constitute the complete and exclusive agreement between the parties pertaining to the subject matter hereof, and supersede in their entirety any and all written or oral agreements between the parties with respect to such subject matter, including without limitation, the Prior Agreement. Distributor acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein.
 Any modifications of this Agreement must be in writing and signed by both parties hereto. Any such modification shall be binding upon NetObjects only if and when signed by one of its duly authorized officers.

     23.  GENERAL.

          (a) WAIVER. The waiver by either party of any default by the other shall not waive subsequent defaults of the same or different kind.

          (b) NOTICES. All notices and demands hereunder will be in writing and will be served by personal service, mail or confirmed facsimile transmission at the address of the receiving party set forth below (or at such different address as may be designated by such party by written notice to the other party), and shall be deemed complete upon dispatch.

IF TO NETOBJECTS:        NetObjects, Inc.
                         602 Galveston Drive
                         Redwood City, California 94063
                         Facsimile No.: 650/562-0288
                         Attn: Vice President, International Sales

IF TO DISTRIBUTOR:       Mitsubishi Corporation
                         3-1, Marunouchi 2-Chome
                         Chiyoda-Ku, Tokyo
                         Facsimile No.: 81/3210-7616
                         Attn: General Manager, Computer Business Unit

          (c) ATTORNEYS' FEES. In the event any litigation is brought by either party in connection with this Agreement, the prevailing party in such litigation shall be entitled to recover from the other party all the costs, attorneys' fees and other expenses incurred by such prevailing party in the litigation.

          (d) EXECUTION OF AGREEMENT, CONTROLLING LAW, JURISDICTION. This Agreement will become effective only after it has been signed by Distributor and has been accepted by NetObjects at its principal place of business, and its effective date shall be the date on which it is signed by NetObjects. It shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law known as conflicts of laws. The Convention on Contracts for the International Sale of Goods is expressly not applicable to this Agreement. The English-language version of this Agreement controls when interpreting this Agreement. Distributor consents to the enforcement of any judgment rendered in California in any action between Distributor and NetObjects.

          (e) JURISDICTION; VENUE. In the event any litigation is brought by either party in connection with this Agreement, the parties agree to submit to the exclusive jurisdiction and venue of the State Court of California for Palo Alto, California, and the Federal District Court for the Northern District of California, and the parties agree to waive all defenses based on personal or subject matter jurisdiction or venue.

          (f) SEVERABILITY. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

          (g) FORCE MAJEURE. NetObjects shall not be responsible for any failure to perform due to unforeseen circumstances or to causes beyond NetObjects' reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, failure to obtain export licenses or shortages of transportation, facilities, fuel, energy, labor or materials.

          (h) RELEASE OF CLAIMS. Any and all claims against NetObjects arising under prior agreements, whether oral or in writing, between NetObjects and Distributor are waived and released by Distributor by acceptance of this Agreement.

          (i) CHOICE OF LANGUAGE. The original of this Agreement has been written in English. Distributor waives any right it may have under the law of Distributor's Territory to have this Agreement written in the language of Distributor's Territory.

          (j) DUE EXECUTION. The individual executing this Agreement on behalf of the parties hereto represents and warrants that he has been duly authorized under charter documents of NetObjects or Distributor, as may be applicable, and applicable law to execute this Agreement on behalf of such party.

          (k) COUNTERPARTS; FACSIMILE. This Agreement may be executed in multiple counterparts and by facsimile.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date specified on the first page hereof.

NETOBJECTS INC.                         MITSUBISHI CORPORATION


Signature: /s/ Samir Arora              Signature: /s/ Mitsuhiko Kato
           ------------------------                ----------------------------
Printed Name:  Samir Arora              Printed Name: Mitsuhiko Kato
               --------------------                    ------------------------
Title:  Chairman & Chief Executive      Title:  General Manager Information
        Officer                                 Systems & Services Div. B
       ----------------------------             -------------------------------